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                                                            Exhibit 10.5

                            GARY PLAYER DIRECT, INC.
                             710 Aerovista, Suite B
                           San Luis Obispo, CA 93401

September 27, 1999

Barry T. Cervantes
Mid-American General Agency, Inc.
52 Maryland Plaza
St. Louis, MO 63108

RE: Modification to $50,000 Promissory Note dated June 10, 1999

Dear Barry:

This will confirm our understanding, more formally referred to as the "Modification Agreement", with respect to the above referenced Loan (the "Loan") in the principal amount of Fifty Thousand Dollars ($50,000) made by you as Lender to Gary Player Direct, Inc. ("Borrower") on June 10, 1999. We have agreed as follows:

1. The Maturity Date of the Loan shall be extended by Ninety (90) days to December 7, 1999.

2. As consideration for the extension of the Maturity Date, Borrower will issue a total of Fifteen Thousand (15,000) shares of Borrower's Common Stock (the "Extension Shares") as additional consideration. These Extension Shares are being issued in addition to the shares issued pursuant to the original Loan.

If the foregoing confirms our understanding, please execute where indicated below. Upon receipt of this Modification Agreement, Borrower will cause the issuance of one common stock certificate representing the Extension Shares.

Sincerely,

Gary Player Direct, Inc.           Acknowledged and Agreed

                                   Mid-American General Agency, Inc.

/s/ Alfonso J. Cervantes, Jr.      /s/ Barry T. Cervantes
-----------------------------      -----------------------------
By: Alfonso J. Cervantes, Jr.      Barry T. Cervantes, President